UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

United States Steel Corporation
(Name of Registrant as Specified In Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA BELLATOR FUND, LP

ANCORA CATALYST, LP

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

ANCORA IMPACT FUND LP SERIES CC

ANCORA IMPACT FUND LP SERIES DD

ANCORA ALTERNATIVES LLC

ANCORA HOLDINGS GROUP, LLC

FREDRICK D. DISANTO

JAMIE BOYCHUK

ROBERT P. FISHER, JR.

DR. JAMES K. HAYES

ALAN KESTENBAUM

ROGER K. NEWPORT

SHELLEY Y. SIMMS

PETER T. THOMAS

DAVID J. URBAN

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Ancora Catalyst Institutional, LP, together with the other participants named herein (collectively, “Ancora”), has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Ancora’s slate of director nominees at the 2025 annual meeting of stockholders (the “Annual Meeting”) of United States Steel Corporation, a Delaware corporation (the “Company”).

Item 1: On April 7, 2025, Ancora issued the following press release:

Ancora Calls on U.S. Steel’s Board of Directors to Delay the 2025
Annual Meeting of Stockholders Until After CFIUS Review

Stockholders Deserve Much-Needed Clarity from the New CFIUS Investigation Before Having to Vote on the Future of U.S. Steel

If the $55 per Share Nippon Deal Is Ultimately Approved, Then the Election Contest Will Be Unnecessary

CLEVELAND--(BUSINESS WIRE)--Ancora Holdings Group, LLC (collectively with its affiliates, “Ancora” or “we”), a stockholder of United States Steel Corporation (NYSE: X) (“U.S. Steel” or the “Company”), is calling on the Company’s Board of Directors (the “Board”) to delay the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) in light of recent developments pertaining to the Company’s blocked sale to Nippon Steel Corporation (“Nippon”). On April 7, 2025, President Donald Trump directed the Committee on Foreign Investment in the United States (“CFIUS”) to conduct and finalize a new review of the transaction within 45 days.

Ancora believes this CFIUS investigation will provide much-needed clarity on the deal. As a result, U.S. Steel should not hold its Annual Meeting until the review is complete. In our view, the only reason to persist with holding the Annual Meeting on May 6, prior to the completion of the CFIUS review, is to further advance the incumbent directors’ goal of retaining their seats on the Board.

To reiterate, Ancora and our director candidates have no intention of standing in the way of the $55 per share Nippon deal. We simply believe stockholders should have complete information regarding the merger before casting their votes on the future of U.S. Steel. This is why we have repeatedly called for the Board to delay the Annual Meeting until there is clarity on the transaction – requests which the Company’s leadership have ignored.

As a reminder, Ancora has nominated nine highly qualified and independent director candidates for election to U.S. Steel’s Board at the May 6th Annual Meeting because we believe our nominees represent stockholders’ only opportunity to prepare the Company for a standalone scenario during this period of uncertainty. For information on how to vote for Ancora’s full slate on the GOLD universal proxy card, visit www.MakeUSSteelGreatAgain.com.

About Ancora

Founded in 2003, Ancora Holdings Group, LLC offers integrated investment advisory, wealth management, retirement plan services and insurance solutions to individuals and institutions across the United States. The firm is a long-term supporter of union labor and has a history of working with union groups and public pension plans to deliver long-term value. Ancora’s comprehensive service offering is complemented by a dedicated team that has the breadth of expertise and operational structure of a global institution, with the responsiveness and flexibility of a boutique firm. Ancora Alternatives is the alternative asset management division of Ancora Holdings Group, investing across three primary strategies: activism, multi-strategy and commodities. For more information about Ancora Alternatives, please visit www.ancoraalts.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Ancora Catalyst Institutional’s slate of highly-qualified director nominees at the 2025 annual meeting of stockholders of United States Steel Corporation, a Delaware corporation (the “Company”).

ANCORA CATALYST INSTITUTIONAL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the anticipated proxy solicitation are expected to be Ancora Catalyst Institutional, Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Merlin Institutional, LP (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Impact Fund LP Series CC (“Ancora Impact CC”), Ancora Impact Fund LP Series DD (“Ancora Impact DD”), Ancora Alternatives LLC, (“Ancora Alternatives”), Ancora Holdings Group, LLC (“Ancora Holdings”), Fredrick D. DiSanto, Jamie Boychuk, Robert P. Fisher, Jr., Dr. James K. Hayes, Alan Kestenbaum, Roger K. Newport, Shelley Y. Simms, Peter T. Thomas, and David J. Urban.

As of the date hereof, Ancora Catalyst Institutional directly beneficially owns 467,582 shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company, 100 shares of which are held in record name. As of the date hereof, Ancora Bellator directly beneficially owns 254,388 shares of Common Stock. As of the date hereof, Ancora Catalyst directly beneficially owns 50,847 shares of Common Stock. As of the date hereof, Ancora Merlin Institutional directly beneficially owns 471,755 shares of Common Stock. As of the date hereof, Ancora Merlin directly beneficially owns 48,136 shares of Common Stock. As of the date hereof, Ancora Impact CC directly beneficially owns 518,909 shares of Common Stock. As of the date hereof, Ancora Impact DD directly beneficially owns 286,169 shares of Common Stock. As of the date hereof, Mr. DiSanto directly beneficially owns 10,000 shares of Common Stock. As of the date hereof, Mr. Kestenbaum directly beneficially owns 500,000 shares of Common Stock. As the investment advisor and general partner to each of Ancora Catalyst Institutional, Ancora Bellator, Ancora Catalyst, Ancora Merlin Institutional, Ancora Merlin, Ancora Impact CC, Ancora Impact DD and certain separately managed accounts (the “Ancora Alternatives SMAs”), Ancora Alternatives may be deemed to beneficially own the 467,582 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 50,847 shares of Common Stock beneficially owned directly by Ancora Catalyst, 254,388 shares of Common Stock beneficially owned directly by Ancora Bellator, 471,755 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 48,136 shares of Common Stock beneficially owned directly by Ancora Merlin, 518,909 shares of Common Stock beneficially owned directly by Ancora Impact CC, 286,169 shares of Common Stock beneficially owned directly by Ancora Impact DD and 563,976 shares of Common Stock held in the Ancora Alternatives SMAs. As the sole member of Ancora Alternatives, Ancora Holdings may be deemed to beneficially own the 467,582 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 50,847 shares of Common Stock beneficially owned directly by Ancora Catalyst, 254,388 shares of Common Stock beneficially owned directly by Ancora Bellator, 471,755 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 48,136 shares of Common Stock beneficially owned directly by Ancora Merlin, 518,909 shares of Common Stock beneficially owned directly by Ancora Impact CC, 286,169 shares of Common Stock beneficially owned directly by Ancora Impact DD and 563,976 shares of Common Stock held in the Ancora Alternatives SMAs. As the Chairman and Chief Executive Officer of Ancora Holdings, Mr. DiSanto may be deemed to beneficially own the 467,582 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 50,847 shares of Common Stock beneficially owned directly by Ancora Catalyst, 254,388 shares of Common Stock beneficially owned directly by Ancora Bellator, 471,755 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 48,136 shares of Common Stock beneficially owned directly by Ancora Merlin, 518,909 shares of Common Stock beneficially owned directly by Ancora Impact CC, 286,169 shares of Common Stock beneficially owned directly by Ancora Impact DD and 563,976 shares of Common Stock held in the Ancora Alternatives SMAs. As of the date hereof, Messrs. Boychuk, Fisher, Newport, Thomas, and Urban, Dr. Hayes and Ms. Simms do not beneficially own any shares of Common Stock.

Contacts

Longacre Square Partners LLC

Greg Marose / Ashley Areopagita, 646-386-0091

gmarose@longacresquare.com / aareopagita@longacresquare.com

Saratoga Proxy Consulting LLC

John Ferguson / Joseph Mills, 212-257-1311

info@saratogaproxy.com

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Item 2: On April 7 and 8, 2025, Ancora published certain materials on www.MakeUSSteelGreatAgain.com, which are attached hereto in Exhibit 99.1 and incorporated herein by reference.

Item 3: Also on April 7 and 8, 2025, Ancora published certain materials on www.AncoraAlts.com, which are attached hereto in Exhibit 99.1 and incorporated herein by reference.

Item 4: On April 8, 2025, Ancora issued the following press release:

Ancora Releases Presentation on U.S. Steel

Presentation Includes Extensive Detail on the Ancora Slate’s Win-Win Strategy for Stockholders

Visit www.MakeUSSteelGreatAgain.com to Download the Presentation

CLEVELAND--(BUSINESS WIRE)--Ancora Holdings Group, LLC (collectively with its affiliates, “Ancora” or “we”), a stockholder of United States Steel Corporation (NYSE: X) (“U.S. Steel” or the “Company”), today issued a presentation highlighting why Ancora’s nominees – including CEO candidate Alan Kestenbaum – represent stockholders’ best opportunity to prepare U.S. Steel for a potential standalone future at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for May 6, 2025.

As a reminder, Ancora and its director candidates have no intention of standing in the way of the $55 per share transaction. Ancora has also called for a delay of U.S. Steel’s Annual Meeting until after June 18, 2025, to allow for stockholders to learn the outcome of the new 45-day review of the Company’s proposed merger with Nippon Steel Corporation by the Committee on Foreign Investment in the United States. There is no legitimate reason for U.S. Steel to rush to hold its Annual Meeting before the governmental review concludes.

For information on how to vote for Ancora’s full slate on the GOLD universal proxy card, visit www.MakeUSSteelGreatAgain.com.

About Ancora

Founded in 2003, Ancora Holdings Group, LLC offers integrated investment advisory, wealth management, retirement plan services and insurance solutions to individuals and institutions across the United States. The firm is a long-term supporter of union labor and has a history of working with union groups and public pension plans to deliver long-term value. Ancora’s comprehensive service offering is complemented by a dedicated team that has the breadth of expertise and operational structure of a global institution, with the responsiveness and flexibility of a boutique firm. Ancora Alternatives is the alternative asset management division of Ancora Holdings Group, investing across three primary strategies: activism, multi-strategy and commodities. For more information about Ancora Alternatives, please visit www.ancoraalts.com.

Contacts

Longacre Square Partners LLC
Greg Marose / Ashley Areopagita, 646-386-0091
gmarose@longacresquare.com / aareopagita@longacresquare.com

Saratoga Proxy Consulting LLC
John Ferguson / Joseph Mills, 212-257-1311
info@saratogaproxy.com

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Item 5: Also on April 8, 2025, Alan Kestenbaum, a director nominee of Ancora, was quoted in the following article published by Bloomberg:

Billionaire Alan Kestenbaum Leverages Wealth in US Steel CEO Bid

Bloomberg

By Dylan Sloan and Joe Deaux

April 8, 2025

(Bloomberg) -- United States Steel Corp. has faced an uncertain future since its $14.1 billion takeover by Japanese buyer Nippon Steel Corp. was blocked in the waning days of Joe Biden’s presidential term.

Amid the fallout, an activist bidder and a celebrated turnaround artist are joining forces to pitch investors on a proposal to revitalize US Steel.

On Monday, Ancora Holdings Group, an investor who’s built a more than $100 million stake, unveiled a plan to jump start US Steel and nearly double the stock price to $75 per share — a 36% premium over the Nippon Steel deal. Hours later, President Donald Trump ordered another review of the blocked sale, possibly opening the door to amend Biden’s decision. US Steel shares jumped 16% on the news to close at $44.50.

As its pick for chief executive officer, Ancora is backing steel veteran Alan Kestenbaum, who built a fortune buying discarded assets and transforming them into industrial-sector leaders. In recent months, Kestenbaum, 63, has been devoting millions of his own wealth — which the Bloomberg Billionaires Index values at more than $1 billion — toward amassing a holding in the company.

Alan Kestenbaum in 2017, while CEO of Stelco Holdings Inc.

“I think I’m going to have a decent chance of succeeding in this effort,” said Kestenbaum, who has built a stake in US Steel worth about $21 million, according to a March 26 filing. “And if I do, I need to get in there and make money for myself and all the other shareholders that come along.”

Nippon’s offer doesn’t formally expire until mid-June, and discussions with US Steel are ongoing. Trump said in February that he wouldn’t mind if the deal was restructured as a minority investment rather than a takeover. His directive on Monday ordered the Committee on Foreign Investment in the United States to review the deal and report back to him within 45 days.

US Steel has criticized Ancora’s plans to oust the company’s board and argued in filings that Kestenbaum doesn’t have the experience to lead the firm. Meanwhile, US Steel’s largest union has cheered on Ancora’s efforts, with its president calling Kestenbaum a “much better choice” than current CEO David Burritt.

A spokesperson for Pittsburgh-based US Steel didn’t respond to a request for comment.

‘Extraordinary Deal’

Brooklyn-born Kestenbaum’s ties to the metals business date back almost four decades. His first job after graduating from Yeshiva University was trading aluminum for Glencore, according to his LinkedIn profile. He then moved on to Philipp Brothers, the famed commodity trading house where his father also worked from the late 1950s to the early 1980s.

After a stint as CEO of metals and minerals trader Marco International, Kestenbaum bought silicon producer Globe Specialty Metals for $1 million in 2006. He led the company to a successful initial public offering three years later and parlayed his stake into a roughly $100 million cash payout after engineering a $3.1 billion merger with Spanish billionaire Juan-Miguel Villar Mir de Fuentes’ Grupo FerroAtlantica in 2015.

“What I’ve done is been able to kind of look at a business and understand where the profitability really is,” Kestenbaum said in an interview. “And in most cases, for good businesses, profitability really is not on the fancy stuff. It’s on the basic stuff.”

Kestenbaum cemented his reputation as the architect of Canadian steelmaker Stelco’s revival. When Kestenbaum bought the company in 2017, it had been languishing under three years of court-supervised bankruptcy protection. Through his holding company Bedrock Industries, he acquired Stelco for $127 million, about a 10th of the price US Steel had paid just seven years earlier.

“He always gets an extraordinary deal for the assets he buys,” former Globe Specialty Metals Chief Financial Officer Joe Ragan said in a December 2017 interview with Bloomberg, soon after the deal closed. “He’s got a very sharp acuity on how to structure a deal to get a really good value.”

Over the next seven years, Kestenbaum transformed Stelco into one of North America’s lowest-cost producers. Cleveland-Cliffs Inc. agreed in July to acquire the company for $2.8 billion. When the deal closed in November, Kestenbaum netted about $400 million in cash and Cleveland-Cliffs stock.

“What’s exciting about this industry is the cyclicality — it’s so extreme, and so tight,” Kestenbaum said. “If you’re nimble and if you’re not overly indebted, you can make a lot of money fast in this industry.”

Pro Sports

Kestenbaum’s shrewdest investment may have been outside the steel industry. After being outbid by hedge fund manager David Tepper in an effort to buy the NFL’s Carolina Panthers, he purchased a minority stake in the Atlanta Falcons from Home Depot Inc. co-founder Arthur Blank in 2019.

In the six years since, Kestenbaum’s equity in the Falcons has more than doubled in value to about $500 million, according to Bloomberg’s wealth index. Kestenbaum also bought a minority stake in the NHL’s Tampa Bay Lightning in December.

“I saw at the time, having been involved in the Panthers process, that these teams were essentially very undervalued,” Kestenbaum said. “It’s been a fantastic investment.”

Asked what he sees in US Steel, Kestenbaum said the company has value that’s been overlooked.

“US Steel has been completely mismanaged,” he said. “The management put all their eggs into the wrong basket, in my opinion. And I intend to take the eggs that have been ignored, and do really well with it.”

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Item 6: Also on April 8, 2025, Ancora published certain materials on X.com, which are attached hereto in Exhibit 99.1 and incorporated herein by reference.

Item 7: Also on April 8, 2025, Ancora published certain materials on LinkedIn, which are attached hereto in Exhibit 99.1 and incorporated herein by reference.

Item 8: Also on April 8, 2025, Ancora published an email to subscribers of www.MakeUSSteelGreatAgain.com, which is attached hereto in Exhibit 99.1 and incorporated herein by reference.